Exhibit 99.1

HilltopHoldingsInc. Q3 2018EarningsPresentation October 2018

Preface 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com FORWARD-LOOKING STATEMENTS Please Contact: Isabell Novakov Phone: 214-252-4029 Email: inovakov@hilltop-holdings.com This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, integration costs, our revenue, our l iquidity and sources of funding, market trends, operations and business, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected levels of refinancing as a percentage of total loan origination vo lume, projected losses on mortgage loans originated, loss estimates related to natural disasters, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, anticipated yields, expected accretion of discount on loans, the collectability of loans, cybersecurity incidents, construction costs, and cost savings expected from PrimeLending’s cost reduction efforts, core system upgrades and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks assoc iated with concentration in real estate related loans; (vi) risks associated with merger and acquisition integration; (vii) severe catastrophic events in Texas and other areas of the southern United States; (viii) effectiveness of our data security controls in the face of cyber attacks; (ix) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) legal and regulatory proceedings; (xv) failure of our insurance segment re insurers to pay obligations under reinsurance contracts; (xvi) our ability to use excess capital in an effective manner; and (xvii) the possibility that any of the anticipated benefits of the acquisition of The Bank of River Oaks will not be realized or will not be realized within the expected time period. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. 2 Corporate Headquarters Additional Information

Investor Highlights – Q3 2018

Net Income	EPS – Diluted	ROAA	ROAE
$35.8MM	$0.38	1.07%	7.41%

Diversified Growth

- Successfully completed acquisition of The Bank of River Oaks ("BORO"), which included $327 million (net of fair value mark) in loans and $376 million in deposits at time of acquisition
- Net interest income grew 5% versus prior year period despite declining accretion, driven by loan and securities growth
- Noninterest expense down 5% versus prior year period due to lower insurance losses and compensation

Value Creation and Capital Optimization

- Year-to-date capital distributions to shareholders of $58.9 million including dividends and share repurchases
- $85 million deployment of capital for the acquisition of BORO
- Book value per share[1] of $20.51, up 3% versus prior year period, and tangible book value per share[2] of $17.00, up 1% versus prior year

Managed Risk

- Year-to-date net charge-offs of $1.7 million. Non-covered non-performing loans as a percent of total non-covered loans was 0.44% compared to 0.50% at the end of Q2 2018
- Non-covered non-performing assets (NPAs) declined to $39.5 million, or 0.29% of total assets, compared to $45.1 million, or 0.33%, at the end of Q2 2018
- Insurance pre-tax income increased $13 million year over year driven by lower losses and LAE

Significant Q3 2018 Items ($ million, except per share)	Pre-tax	Net Income	EPS - Diluted ($)
1) The Bank of River Oaks transaction related expenses	$(6.6)	$(5.2)	$(0.06)
2) DOJ / HUD settlement	$(3.3)	$(1.1)	$(0.01)
3) Mortgage efficiency initiative	$(0.8)	$(0.6)	$(0.01)
4) FDIC Indem. Asset Amortization for settlement	$(0.7)	$(0.5)	$(0.01)

Notes:
(1) Based on shares outstanding at period end.
(2) For a reconciliation of tangible book value per share to book value per share see management's explanation of Non-GAAP Financial Measures in Appendix.

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Business Results – Q3 2018

Pre-Tax Income vs. Prior Year ($ in millions)



Q3 2017
Q3 2018
$36.3
$38.6
$12.8
$4.8
$20.2
$9.9
($9.3)
$3.7
($11.7)
($12.2)
$48.4
$44.7
Banking
Mortgage
Broker-Dealer
Insurance
Corporate / Other
Hilltop Holdings

Business Drivers for Q3 2018

- Banking pre-tax income of $38.6 million increased by 6% from prior year, largely driven by strong asset quality and improving net interest income. Third quarter 2018 results include transaction related expenses of ($6.6) million associated with the acquisition of The Bank of River Oaks and ($0.7) million of expense related to settlement with the FDIC.
- Mortgage pre-tax income declined by $8.0 million to $4.8 million compared to prior year period as gain-on-sale margins improved versus the second quarter, but remain pressured. Originations during the third quarter declined 8%, or $319 million versus prior year period. Results include ($3.3) million expense related to the settlement of DOJ / HUD matter and ($0.8) million of cost related to the execution of planned efficiency initiatives.
- Broker-Dealer pre-tax income declined by $10.3 million to $9.9 million compared to prior year third quarter. Structured Finance results reflect improving secondary margins and stable volume. The Clearing business continues to perform well as short-term interest rates have continued to rise.
- Insurance Loss & LAE ratio for the third quarter 2018 was 54.7% compared to 90.6% during the third quarter 2017. Third quarter 2017 results included a negative impact of $6.1 million related to Hurricanes and severe storm activity.

Note: The sum of the period amounts may not equal the total amounts due to rounding.

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HilltopHoldings

PlainsCapital Bank – Houston Market Opportunity  System integration – During October existing systems were converted to PCB core platforms  Increase market presence - The acquisition of BORO increased PCB’s branch presence to 5 locations in attractive Houston submarkets and allowed PCB to retain an experienced, well connected leadership team to drive future growth  Grow lender base - 15 total lenders now in the Houston market, relative to 8 in 2017  Leverage synergies in existing franchise - Significant room for growth in Houston market (#23 deposit market share among Texas banks) by taking advantage of PCB’s platform/services, capital and the recent dislocation in the Houston bank landscape 1 2 3 4 5 6 7 8 9 10 Pr osper it y Ba n csh a r es In c. Cu llen /Fr ost Ba n ker s In c. Ca den ce Ba n cor p. Woodfor est Fin a n cia l Gr p In c. A lleg ia n ce Ba n csh a r es In c. Com er ica In c. Tex a s Ca pit a l Ba n csh a r es In c. V er it ex Holdin g s In c. CBTX In c. In depen den t Bk Gr ou p In c. 59 33 11 1 04 28 47 2 14 16 14 4 , 9 7 6 4 , 4 8 3 4 , 08 1 4 , 03 8 3 , 4 6 8 3 , 000 2 , 4 1 3 2 , 1 56 1 , 4 9 4 1 , 3 6 2 2 . 08% 1 . 8 8% 1 . 7 1% 1 . 6 9% 1 . 4 5% 1 . 2 6% 1 . 01% 0. 9 0% 0. 6 2% 0. 57 % Mem o: 2017 Ra n ki n g Legacy PCB 15% Legacy PCB 35% BORO 65% BORO 85% Houston Loans: $508MM Houston Deposits: $466MM Notes: (1)SNL as of June 30, 2018 5 Loan and Deposit Breakdown Well-Positioned Geographic Presence 53Pl a insCa pit a l Ba nk2580.02% 23Pl a insCa pit a l Ba nk54290.18% Ov era l l Bra nch es Deposit sHou st on Ra nk T ex a s-Ba sed Ba nks(#)($ MM)Ma rket Sh a re Acquisition Progress Update Enhanced Houston Market Share1

Building a Platform for Growth and Efficiency    Implementing a cloud-based network of business platforms to support scale and long-term growth Improving the digital client experience to deliver higher satisfaction and improved execution Reducing organizational redundancy by streamlining business processes and lowering operating costs 6 Key Projects Vendor Partners Enhanced Business Operations • Core Systems enhancements – PrimeLending and HilltopSecurities • Consolidate to single General Ledger platform • Streamlining mid/back office to reflect current operating conditions Strategic Sourcing • Purchasing to scale with integrated Procurement and T&E platforms • Scalable systems that require limited costs to support substantial growth Shared Services • Integrated Corporate Real Estate • Consolidating 7 IT Data Centers into 2 • Implementing a shared services platform

Hilltop Holdings – Financial Summary

$ in Millions, except EPS			
Income Statement	**Q3 2017**	**Q2 2018**	**Q3 2018**
Net interest income	105.0	104.8	110.3
Noninterest income	298.5	279.4	269.7
Noninterest expense	353.8	338.5	335.7
PPNR[1]	**$49.7**	**$45.7**	**$44.3**
Provision (recovery) for loan losses	1.3	0.3	(0.4)
Pre-tax income	**$48.4**	**$45.4**	**$44.7**
Net income	**$30.2**	**$33.1**	**$35.8**
Purchase Accounting Impact[2]			
Revenue	10.1	8.0	7.8
Expenses	7.4	3.7	2.9
Pre-tax income impact	**$2.8**	**$4.3**	**$4.9**
Key Metrics			
EPS - Diluted	$0.31	$0.35	$0.38
ROAA	0.90%	1.03%	1.07%
ROAE	6.32%	6.95%	7.41%
Efficiency Ratio[3]	87.7%	88.1%	88.3%
Common Equity Tier 1 Capital Ratio	17.66%	17.61%	16.95%
Tier 1 Leverage Ratio[4]	12.87%	12.90%	12.40%



HTH Pre-Tax Income
$48.4
$2.8
$56.4
($10.8)
Q3 2017
$65.0
$6.4
$58.6
Q4 2017
$32.2
$3.9
$28.3
Q1 2018
$45.4
$4.3
$45.4
($4.3)
Q2 2018
$44.7
$4.9
$50.5
($10.7)
Q3 2018
Other Pre-tax Income
Purchase Accounting & FDIC Impact[2]
Significant Items[5]

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except provision for loan losses).
(2) Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual (clawback).
(3) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(4) Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.
(5) Significant Items include Q3 Hurricane Impact (($9.8) million, Q3 2017, DOJ Reserve ($1.0) million), wire fraud loss (($4.3) million, Q2 2018), Bank of River Oaks Acquisition related charges ($6.6) million, DoJ / HUD Settlement ($3.3) million, Mortgage Restructuring ($0.8) million.

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Hilltop Holdings – Net Interest Income & Margin ($ in billions) • Net interest income of $110 million increased $5 million, or 5%, from third quarter 2017 • Loan accretion of $8.1 million declined by $2.4 million, or 23%, year over year NIM increased 2 basis points versus Q2 2018 and 4 basis points versus Q3 2017 • Loan yields, excluding the impact of purchased loan accretion, increased by 36 basis points year over year • Loan yields remain pressured from competition Earning asset growth driven by The Bank of River Oaks acquisition HTH total deposit beta approximately 31% since December 2015 • Interest bearing deposit beta approximately 36% since December 2015 • • • • Average Loans HFS have declined by $69 million from Q3 2017 to $1.7B • Average Loans HFS yielded 4.75% • Average funding cost approximately 0.83% Notes: (1)See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM, as presented. Measures during the 2017 periods presented reflect certain category reclassifications within the detailed calculations to conform with the current period presentation. 8 Net Interest Income Highlights Average Earning Assets and NIM1 Trends

Hilltop Holdings – Noninterest Income ($ in millions) $298.5 $290.5 Securities Related Fees & Commissions $279.4 (3.9) $269.7 Other Income (4.1) • Noninterest income of $270 million declined by $29 million compared to the third quarter 2017 • $21 million reduction in mortgage production income and fees driven by lower volume and secondary market spreads tightening by 45 bps to 330 bps, though slightly offset by improving origination fees Structured Finance revenues decline driven primarily by lower volumes and tighter secondary spreads • Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Noninterest Income Fee Income Ratio Note: (1)Fee Income Ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. 9 Noninterest Income Highlights Q3 2018 $269.7 Net Insurance Premiums Earned(0.3) 74.0% 72.8% $235.1 72.7% 70.9% 69.5% Q3 2017 $298.5 Mortgage Production Income & Fees(20.5) Noninterest Income & Fee Income Ratio 1 Year-over-Year Noninterest Income ($MM)

Hilltop Holdings – Noninterest Expenses ($ in millions) $353.8 $328.7 Occupancy and Equipment --Insurance Loss and LAE (12.5) • Noninterest expense of $336 million declined $18 million from the third quarter 2017, driven by lower Loss & LAE in the insurance business • Q3 2017 noninterest expenses included a $9.8 million impact from hurricanes and severe weather during the period Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Noninterest Expense Efficiency Ratio Note: (1)Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. 10 Selected Noninterest Expense ItemsQ3 2018 ($, millions) The Bank of River Oaks transaction related expenses $6.6 DOJ / HUD settlement $3.3 Core system improvements $2.8 Mortgage efficiency initiative $0.8 FDIC indemnification $0.7 Total $14.2 Noninterest Expense Highlights Other Expenses(3.8) Q3 2018 $335.7 Professional Services2.4 87.7% $338.5$335.7 88.1% 88.3% 82.3% $308.2 91.0% Q3 2017 $353.8 Compensation and Benefits(4.2) Noninterest Expenses and Efficiency Ratio 1 Year-over-Year Noninterest Expense ($MM)

Hilltop Holdings – Loans ($ in billions, ending balances) 5.56% 5.42% 5.41% Annualized Loan HFI Yield1: 5.34% 5.26% $6.9 $6.5 $6.5 $6.4 $6.3 $5.8 Q3 2017 Non-Covered Loans Q4 2017 Q1 2018 Q2 2018 Q3 2018 Annualized Gross Loan Yield Covered Loans B/D Margin Loans Vs. Prior Quarter: (Non-Covered Loans) Notes: Non-covered loans excludes broker-dealer margin loans. The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan Yield contains purchased loan portfolio. 11 2.0% -0.4% 0.6% 7.2% 0.7% Non-Covered Loan Growth h9.5% vs. PY h3.8% vs. PY Without the impact of BORO $0.6 $0.6 $0.5 $6.2 $5.7 $5.7 $5.7 $0.5 $0.6 Total Loan Growth h9.5% vs. PY h4.3% vs. PY Without the impact of BORO Loan Mix and Yield

Hilltop Holdings – Deposits ($ in billions, ending balances) 0.51% Cost of IB Deposits: 0.87% 0.76% 0.64% 0.56% $8.3 $8.0 $8.0 Q3 2017 Noninterest bearing Q4 2017 Q1 2018 Q2 2018 B/D Sweep Deposits Q3 2018 Interest bearing Cost of IB Deposits (%) Vs. Prior Quarter: (Total Deposits) Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. 12 6.1% -1.8% -0.2% 4.1% 1.2% Noninterest bearing h10.8% vs. PY h2.6% vs. PY Without the impact of BORO $7.7$7.8 $1.3$1.3$1.3 $4.1$4.3$4.1$4.0 $2.3$2.4$2.6$2.5 $1.3 $1.3 $4.5 $2.5 Total Deposit Growth h8.2% vs. PY h3.3% vs. PY Without the impact of BORO Deposit Mix and Cost

PlainsCapital Bank – Q3 2018 Highlights

Summary Results ($ in millions)	Q3 2017	Q3 2018
Net Interest Income	89.3	94.9
Provision for Loan Losses	1.7	--
Noninterest Income	11.4	11.4
Noninterest Expense	62.7	67.7
Income Before Taxes	**$36.3**	**$38.6**

Key Highlights	Q3 2017	Q3 2018
ROAA	0.94%	1.19%
Efficiency Ratio[1]	62.3%	63.7%
Net Interest Margin	4.03%	4.13%
TE - Net Interest Margin – Pre-PAA	3.54%	3.75%
Average Assets ($bn)	$9.7	$10.0

Q3 2018 Highlights

- Year-over-year non-covered loan growth of $540 million, or 9.5%
- Deposit growth, excluding broker-dealer sweep, of $605 million, or 9.5%, year-over-year
- Credit quality consistently strong as Non-Covered NPAs / Total HTH Assets continue to decline
- Loan accretion income of $8.1 million declined $2.4 million, or 23%, in Q3 2018 compared to Q3 2017
- Results include FDIC indemnification asset amortization of ($0.7) million due to settlement

BORO Details	Loans	Deposits	Pre-Tax Impact
Metrics as of close (except PTI)	$327	$376	($3.5) million, includes $2.6 million of loan accretion

Credit Quality



0.34%
0.33%
0.32%
0.33%
0.29%
$45.4
$44.7
$42.2
$45.1
$39.5
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Non-Covered NPAs
Non-Covered NPAs / Total HTH Assets

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.

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HilltopHoldings

PrimeLending – Q3 2018 Highlights

Summary Results ($ in millions)	Q3 2017	Q3 2018
Net Interest Income	0.1	0.4
Noninterest Income	163.8	144.4
Noninterest Expense	151.1	140.0
Income Before Taxes	**$12.8**	**$4.8**

Key Highlights	Q3 2017	Q3 2018
Origination Volume ($mm)	$3,973	$3,654
% Purchase	84%	89%
Sales Volume ($mm)	$4,002	$4,015
Servicing Assets ($mm)	$48	$69

Q3 2018 Highlights

- Origination volume of $3.7 billion in Q3 2018 declined versus Q3 2017 by $319 million, or 8%
  - Home purchase volume decreased ($95) million versus Q3 2017, or 3%, to $3.2 billion
- The noninterest income decrease of ($19) million, or 12%, versus Q3 2017 was attributable to competitive pricing pressures resulting from home inventory shortages and a reduction in national refinancing volume
- Noninterest expense decreased by $11 million, or 7%, versus prior year
  - During the third quarter 2018 the business executed on an efficiency initiative to better position the organization for the current competitive environment that resulted in a charge of ($0.8) million

Mortgage Originations and Gain on Sale



362
375
380
333
317
330
$4.1
$4.0
$3.6
$3.0
$4.1
$3.7
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Mortgage Originations ($bn)
Gain on Sale (bps)[1]

Note:
(1) Gain on Sale calculated as net gains from sale of loans divided by sales volume.

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HilltopHoldings

HilltopSecurities – Q3 2018 Highlights

Summary Results ($ in millions)	Q3 2017	Q3 2018
Net Interest Income	12.2	12.4
Provision for Loan Losses	(0.4)	(0.4)
Noninterest Income	91.4	82.8
Noninterest Expense	83.8	85.7
Income Before Taxes	**$20.2**	**$9.9**

Key Highlights ($ millions)	Q3 2017	Q3 2018
Compensation/Net Revenue (%)	58.2%	62.5%
FDIC Insured Balances at PCB	$1,301	$1,300
Other FDIC Insured Balances	$1,135	$873
Public Finance Offerings	$20,813	$17,262
TBA Volume	$1,293	$1,202

Q3 2018 Highlights

- Public Finance business continues to face challenges as net revenue was down 25% compared to third quarter 2017
    - National market issuance decline of 9% compared to third quarter 2017[1]
    - Decline in volume partially driven by the departure of Houston-based Public Finance team during the first and second quarters of 2018
- The broker-dealer segment provided the banking segment with $1.3 billion of core deposits at September 30, 2018

Net Revenues by Business Line

($ in thousands)	Q3 2017	Q3 2018
Public Finance	19,907	15,031
Capital Markets	17,257	15,560
Retail	27,431	25,937
Structured Finance	21,782	19,011
Clearing	11,208	12,435
Securities Lending	2,469	2,362
Other	3,579	4,930
Net Revenues	103,633	95,266

Note:
(1) Thomson Reuters
The sum of the period amounts may not equal the total amounts due to rounding.

15 HilltopHoldings

National Lloyds Corporation – Q3 2018 Highlights Net Interest Income Noninterest Income Noninterest Expense 0.9 36.8 47.0 0.7 36.7 33.8 Direct Premiums Written Net Premiums Earned $33.9 $34.5 $32.7 $34.2 • Pre-tax income of $3.6 million in Q3 2018 versus pre-tax loss of ($9.3) million in Q3 2017 140.0% 131.0% • Prior year results included the net impact of Hurricanes to Loss and LAE of $3.9 million of retained losses and $1.5 million of program reinstatement premiums 120.0% 100.0% 80.0% 60.0% 40.0% 20.0% 0.0% Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Loss & LAE Ratio Expense Ratio 16 40.4% 111.1% 85.2% 39.5% 93.5% 38.8% 90.6% 65.1% 39.9% 71.6% 41.0% 54.7% 45.3% 24.1% Combined Ratio Q3 2018 Highlights Income Before Taxes($9.3)$3.6 Key Highlights ($ in millions) Q3 2017 Q3 2018 Summary Results ($ in millions) Q3 2017 Q3 2018

Q&A 17

Appendix 18

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP") including taxable equivalent net interest margin and pre-purchase accounting taxable equivalent net interest margin. These measures are important to investors interested in changes from period to period in net interest margin. For companies, such as Hilltop, business combinations can also result in purchase accounting adjustments ("PAA"). You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures.

The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, "net interest margin".

Hilltop Consolidated

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018
NIM	3.44	3.57	3.52	3.46	3.48
Add:					
Taxable Equivalent Adjustment[1]	0.02	0.02	0.01	0.01	0.01
Non-GAAP Taxable Equivalent NIM	3.46	3.59	3.53	3.47	3.49
Less:					
Purchase Accounting Adjustment	(0.37)	(0.43)	(0.36)	(0.29)	(0.28)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.09	3.16	3.17	3.18	3.21

PlainsCapital Bank

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q3 2017	Q3 2018
NIM	4.03	4.13
Add:		
Taxable Equivalent Adjustment[1]	0.02	0.01
Non-GAAP Taxable Equivalent NIM	4.05	4.14
Less:		
Purchase Accounting Adjustment	(0.52)	(0.39)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.53	3.75

Note: (1) 2017 Annualized taxable equivalent adjustments are based on a 35% federal income tax rate; 2018 annualized taxable equivalent adjustment is based on a 21% federal income tax rate.

19

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Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures (Continued)

Tangible Common Equity, is a non-GAAP financial measure. Tangible common equity is defined as our total stockholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity.

Tangible book value per share, or TBVPS, is a non-GAAP financial measure. TBVPS represents Hilltop's tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.

Hilltop Consolidated

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ***($ '000, except per share amounts)***	**Q3 2017**	**Q2 2018**	**Q3 2018**
Total Stockholder's Equity	1,906,185	1,911,493	1,940,222
Less:			
Preferred Stock	0	0	0
Common Stockholder's Equity	1,906,185	1,911,493	1,940,222
Less:			
Goodwill	251,808	251,808	251,808
Other intangible assets, net	38,440	32,716	80,021
Tangible Common Equity	**1,615,937**	**1,626,969**	**1,608,393**
Shares outstanding as of period end	95,904	94,571	94,593
Book Value Per Share (Common Stockholder's Equity / Shares Outstanding)	$19.88	$20.21	$20.51
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	**$16.85**	**$17.20**	**$17.00**

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